Exhibit 1.6

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in doubt as to how to deal with it, you should consult your investment dealer, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor. No securities regulatory authority has expressed an opinion about the securities that are subject to the Offer and it is an offence to claim otherwise.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Osisko Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Goldcorp may, in Goldcorp’s sole discretion, take such action as Goldcorp may deem necessary to extend the Offer to Osisko Shareholders in any such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

Information has been incorporated by reference in the Offer and Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from Anna M. Tudela, Vice President, Regulatory Affairs and Corporate Secretary of Goldcorp Inc. at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000) and are also available electronically at www.sedar.com.

March 10, 2014

NOTICE OF EXTENSION

by

GOLDCORP INC.

of its

OFFER TO PURCHASE

all of the issued and outstanding common shares of

OSISKO MINING CORPORATION

for consideration per Osisko Share of

C$2.26 in cash and 0.146 of a Goldcorp Share

as set out in the Offer and Circular

Goldcorp Inc. (the “Offeror” or “Goldcorp”) hereby gives notice that it is extending its offer dated January 14, 2014, as previously varied by the notice of extension dated February 18, 2014 (together the “Original Offer”) to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding common shares (the “Common Shares”) of Osisko Mining Corporation (“Osisko”), together with the associated rights (the “SRP Rights”) issued under the shareholder rights plan of Osisko, which includes Common Shares that may become issued and outstanding after the date of the Original Offer but prior to the Expiry Time (as defined herein) upon the exercise, conversion or exchange of options, warrants, debentures or other securities of Osisko that are exercisable for, convertible into or exchangeable for Common Shares, other than the SRP Rights (“Convertible Securities”). The Common Shares together with the associated SRP Rights are referred to herein as the “Osisko Shares”. The expiry time of the Original Offer is being extended to 5:00 p.m. (Toronto time) on March 21, 2014 (the “Expiry Time”). The Original Offer, as extended hereby, is referred to herein as the “Offer”.

THE ORIGINAL OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00

P.M. (TORONTO TIME) ON MARCH 21, 2014, UNLESS FURTHER EXTENDED OR WITHDRAWN.

This Notice of Extension should be read in conjunction with the Original Offer and the accompanying take-over bid circular (the “Original Circular”) dated January 14, 2014 (the “Original Offer and Circular”) and the letter of transmittal (the “Letter of Transmittal”) and notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) that accompanied the Original Offer and Circular. The Original Offer and Circular and this Notice of Extension together constitute the “Offer and Circular”. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, Letter of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. All references to the “Offer” in the Original Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Offer as amended hereby, and all references in such documents to the “Circular” or the “Offer and Circular” mean the Original Circular or the Original Offer and Circular, each as amended hereby. Unless the context requires otherwise, capitalized terms used in this Notice of Extension and not defined herein that are defined in the Original Offer and Circular have the respective meanings ascribed thereto in the Original Offer and Circular.

Shareholders of Osisko (the “Osisko Shareholders”) who have validly deposited and not withdrawn their Osisko Shares need take no further action to accept the Offer. Registered Osisko Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Transmittal (printed on BLUE paper), or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their Osisko Shares and all other required documents, with the Depositary at its office in Toronto, Ontario as specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal (as set out in Section 3 of the Offer, “Manner of Acceptance – Letter of Transmittal”). Alternatively, Registered Osisko Shareholders may accept the Offer (i) by following the procedures for book-entry transfer of Osisko Shares set out in Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, or (ii) where the certificate(s) representing such Osisko Shares are not immediately available, or if the certificates and all of the required documents cannot be provided to the Depositary, by following the procedure for guaranteed delivery set out in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery (printed on YELLOW paper), or a manually executed facsimile thereof. The Letter of Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer and Circular are deemed to be amended to reflect the terms and conditions of this Notice of Extension.

Persons whose Osisko Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Osisko Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Osisko Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Osisko Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Osisko Shares directly with the Depositary or if they make use of the services of a soliciting dealer to accept the Offer.

The cash payments to Osisko Shareholders will be denominated in Canadian dollars.

Questions and requests for assistance may be directed to: the Depositary, CST, who can be contacted at 1-800-387-0825 toll free in North America or at 416-682-3860 outside of North America or by e-mail at inquiries@canstockta.com; the Information Agent, D.F. King, who can be contacted at 212-269-5550 for all banks and brokerage firms or at 1-800-290-6431 toll-free for all others or by email at information@dfking.com; or the Dealer Managers, GMP Securities L.P. who can be contacted at 416-943-6130 and Scotia Capital Inc., who can be contacted at 604-601-1579. Additional copies of this document, the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained, without charge, upon request from the Depositary, the Information Agent or the Dealer Managers at their respective offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators’ website at www.sedar.com. This website address is provided for informational purposes only and no information contained on, or accessible from, this website is incorporated by reference herein unless otherwise provided.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by Goldcorp, the Depositary, the Information Agent or the Dealer Managers.

Osisko Shareholders should be aware that the disposition of Osisko Shares and the acquisition of Goldcorp Shares by them as described in the Offer and Circular may have tax consequences both in the United States and in Canada. Such consequences may not be fully described in the Offer and Circular and such Osisko Shareholders are encouraged to consult their tax advisors. See “Canadian Federal Income Tax Considerations” in Section 22 of the Circular and “United States Federal Income Tax Considerations” in Section 23 of the Circular.

It may be difficult for US Osisko Shareholders to enforce their rights and any claim they may have arising under United States federal securities Laws since Goldcorp and Osisko are incorporated under the Laws of Canada, the majority of the officers and directors of each Goldcorp and Osisko reside outside of the United States, some of the experts named herein reside outside of the United States, and all or a substantial portion of the assets of Goldcorp and Osisko and the other above-mentioned persons are located outside of the United States. US Osisko Shareholders may not be able to sue Goldcorp, Osisko or their respective officers or directors in a non-US court for violation of United States federal securities Laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court in the United States. See “Notice to Osisko Shareholders in the United States” on page iii of the Circular.

THE SECURITIES OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Offeror will furnish to the SEC a Form CB/A in respect of this Notice of Extension to the Offer and sale of the Goldcorp Shares as contained in the Offer and Circular. The Offeror expects to mail this Notice of Extension to Osisko Shareholders. Osisko Shareholders are urged to read this Notice of Extension together with the Offer and Circular and any other relevant documents to be furnished or filed with the SEC because they will contain important information. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents furnished or filed with the SEC by the Offeror will be available free of charge from the Offeror. You should direct requests for documents to Anna M. Tudela, Vice President, Regulatory Affairs and Corporate Secretary of Goldcorp, Suite 3400, 666 Burrard Street, Park Place, Vancouver, British Columbia, Canada, V6C 2X8, telephone number 604-696-3000. To obtain timely delivery, such documents should be requested not later than March 14, 2014, five Business Days prior to the Expiry Date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

AND FORWARD-LOOKING INFORMATION

The Offer and Circular, including under Section 3 of the Circular, “Background to the Offer”; Section 4 of the Circular, “Reasons to Accept the Offer”; Section 5 of the Circular, “Purpose of the Offer”; Section 6 of the Circular, “Plans for Osisko”; and Section 18 of the Circular, “Effect of the Offer on the Market for Shares; Stock Exchange Listing and Public Disclosure”; and Section 21 of the Circular, “Acquisition of Shares Not Deposited Pursuant to the Offer”, and including the pro forma condensed consolidated financial statements of Goldcorp attached as a schedule to the Original Offer and Circular, and certain of the information incorporated by reference in the Offer and Circular, contains “forward-looking statements” and “forward-looking information” within the meaning of the US Securities Act, as amended, the US Exchange Act, as amended, and the United States Private Securities Litigation Reform Act of 1995 with the intention of obtaining the benefits of the “safe harbour” provisions of such Laws and applicable Canadian securities Laws concerning the proposed transaction and the business, operations and financial performance and condition of the Offeror and Osisko and estimated production and mine life of the various mineral projects of the Offeror and Osisko.

Forward-looking statements include, but are not limited to, statements with respect to the future price of gold, silver, copper, lead and zinc, the estimation of mineral reserves and mineral resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, hedging practices, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, timing and possible outcome of pending litigation, title disputes or claims, limitations on insurance coverage, expectations as to the anticipated timing, mechanics, completion and settlement of the Offer, the market for and listing of Goldcorp Shares and Osisko’s status as a reporting issuer after completion of the Offer, the value of the Goldcorp Shares received as consideration under the Offer, the ability of Goldcorp to complete the transactions contemplated by the Offer, reasons to accept the Offer, the purpose of the Offer, the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction and any commitment to acquire Osisko Shares. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof.

Forward-looking statements are made based upon certain assumptions and other important factors that could cause Goldcorp’s actual results, performance or achievements to be materially different from future results, performances or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which Goldcorp will operate in the future, including that Goldcorp will be successful in acquiring 100% of the issued and outstanding Osisko Shares, that all required third party regulatory and governmental approvals to the transaction will be obtained and all other conditions to completion of the transaction will be satisfied or waived, the price of gold, anticipated costs and the ability to achieve goals. Many of these assumptions are based on factors and events that are not within the control of the Offeror and there is no assurance they will prove to be correct. Certain important factors that could cause actual results, performances or achievements to differ materially from those in the forward-looking statements include, among others, gold price volatility, discrepancies between actual and estimated production, mineral reserves and resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), activities by governmental authorities (including changes in taxation), currency fluctuations, the speculative nature of gold exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements and defective title to mineral claims or property. Although Goldcorp has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Goldcorp or Osisko to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: future prices of gold, silver, copper, lead and zinc; risks related to the integration of acquisitions; risks related to international operations, including economic and political instability in foreign jurisdictions in which Goldcorp and Osisko operate; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; environmental risks; possible variations in ore reserves, grade or recovery rates; mine development and operating risks; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to indebtedness and the service of such indebtedness; the Goldcorp Shares to be issued in connection with the Offer having a market value lower than expected; the businesses of Goldcorp and Osisko not being integrated successfully or such integration may be more difficult, time-consuming and more costly than expected; and the expected combined benefit from the Offer not being fully realized or realized within the expected time frame, as well as those factors discussed in “Reasons to Accept the Offer” in Section 4 of the Circular, “Purpose of the Offer” in Section 5 of the Circular, “Plans for Osisko” in Section 6 of the Circular and “Acquisition Risks” in Section 7 of the Circular as well as those risk factors discussed or referred to in the section entitled “Risk Factors” in each of Goldcorp’s annual information form for the year ended December 31, 2012, which is incorporated by reference in the Offer and Circular, and Osisko’s annual information form for the year ended December 31, 2012 filed with the applicable Securities Regulatory Authorities in Canada and available under Goldcorp’s or Osisko’s profile at www.sedar.com, respectively.

The foregoing factors are not intended to represent a complete list of the factors that could affect the Offeror and the acquisition of Osisko by the Offeror. Additional factors are noted elsewhere in the Offer and Circular and in the documents incorporated by reference.

Although the Offeror has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Forward-looking statements contained in the Offer and Circular are as of the date hereof or as otherwise indicated and, accordingly, are subject to change after such date. Except as otherwise indicated by Goldcorp, these statements do not reflect the potential impact of any non-recurring or other special items or of any dispositions, monetizations, mergers, acquisitions, other business combinations or other transactions that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of Goldcorp’s operating environment. The Offeror does not undertake to update any forward-looking statements, except in accordance with applicable securities Laws. Any forward-looking statements of facts related to Osisko discussed or disclosed herein or in the Offer and Circular are derived from Osisko’s publicly filed documents or records.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is made only for Osisko Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer must, to the extent permitted by the terms of the Convertible Security and subject to applicable Laws, exercise, convert or exchange the Convertible Securities sufficiently in advance of the Expiry Time in order to obtain certificates representing Osisko Shares and deposit those Osisko Shares pursuant to the Offer. Any such exercise, conversion, or exchange must be completed sufficiently in advance of the Expiry Time to assure the holder of such Convertible Securities will have certificates representing the Osisko Shares received on such exercise, conversion, or exchange available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under “Manner of Acceptance — Procedure for Guaranteed Delivery” in Section 3 of the Offer.

The tax consequences to holders of Convertible Securities of exercising, converting or exchanging, as applicable, their Convertible Securities are not described in “Canadian Federal Income Tax Considerations” in Section 22 of the Circular or “United States Federal Income Tax Considerations” in Section 23 of the Circular. Holders of Convertible Securities should consult their tax advisors for advice with respect to potential income tax consequences to them in connection with the decision to exercise, convert or exchange, or not exercise, convert or exchange, their Convertible Securities.

INFORMATION CONCERNING OSISKO

The information concerning Osisko contained in the Offer and Circular has been taken from or is based upon publicly available documents and records on file with the Securities Regulatory Authorities in Canada and other public sources at the time of the Offer. Osisko has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of Osisko contained herein. Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Osisko taken from or based upon such documents and records are untrue or incomplete, neither the Offeror nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information or for any failure by Osisko to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Goldcorp or such persons. Goldcorp has no means of verifying the accuracy or completeness of any of the information contained herein that is derived from publicly available information regarding Osisko or whether there has been any failure by Osisko to disclose events or facts that may have occurred or may affect the significance or accuracy of such information. Except as otherwise indicated, all references to the number of Osisko Shares and Convertible Securities outstanding as at November 8, 2013, in the Offer and Circular are references to estimates of such figures based solely on Osisko’s public disclosure.

NOTICE OF EXTENSION

This Notice of Extension supplements the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery pursuant to which Goldcorp is offering to purchase all of the issued and outstanding Osisko Shares upon and subject to the terms and conditions set out in the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, each as may be amended, varied and supplemented from time to time.

Except as otherwise set forth in this Notice of Extension, the information, terms and conditions previously set forth in the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects and this Notice of Extension should be read in conjunction with the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Extension.

All references to the “Offer” in the Original Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Original Offer as amended hereby and all references in such documents to the “Offer” and/or “Circular” mean the Original Offer and the Original Circular as amended hereby.

March 10, 2014

TO: THE SHAREHOLDERS OF OSISKO MINING CORPORATION

1. Extension of Offer

By notice to the Depositary given on March 10, 2014 and the issuance of a press release promptly thereafter, Goldcorp has extended the time for acceptance of the Offer from 5:00 p.m. (Toronto time) on March 10, 2014 to 5:00 p.m. (Toronto time) on March 21, 2014 unless the Offer is further extended or withdrawn by Goldcorp. Accordingly, the definition of “Expiry Date” in the “Definitions” section of the Original Offer and Circular is hereby deleted and replaced by the following:

“Expiry Date” means March 21, 2014 , or such later date or dates as may be fixed by the Offeror from time to time as provided under “Extension and Variation in the Offer” in Section 5 of the Offer, unless the Offer is withdrawn by the Offeror;

In addition, all references to “5:00 p.m. (Toronto time) on March 10, 2014” in the Original Offer and Circular are amended to refer to “5:00 p.m. (Toronto time) on March 21, 2014”.

2. Time for Acceptance

The Offer is now open for acceptance until 5:00 p.m. (Toronto time) on March 21, 2014, or such later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer, “Extension, Variation or Change in the Offer”, unless the Offer is withdrawn by the Offeror.

3. Manner of Acceptance

Osisko Shares may be deposited under the Offer in accordance with the provisions set forth in Section 3 of the Offer, “Manner of Acceptance”.

4. Take-Up of and Payment for Deposited Shares

Goldcorp will take-up and pay for Osisko Shares deposited under the Offer in the manner set forth in Section 6 of the Offer, “Take-Up and Payment for Deposited Shares”.

5. Withdrawal of Deposited Shares

Osisko Shareholders have the right to withdraw Osisko Shares deposited under the Offer in the circumstances and in the manner set forth in Section 7 of the Offer, “Right to Withdraw Deposited Shares”.

6. Recent Developments

Developments with respect to the Offer

On March 5, 2014, Goldcorp announced that the legal action commenced by Osisko in the Québec Superior Court has been resolved based on an agreement reached between Goldcorp and Osisko. Pursuant to the agreement, Osisko has agreed to provide Goldcorp full access to non-public information relating to it and its subsidiaries (including access to the Canadian Malartic Mine site and management of Osisko) immediately following the announcement of any transaction outside the normal course of its business, or in any event, no later than April 1, 2014. Osisko has also agreed to waive its shareholder rights plan no later than April 14, 2014 and not to complete any material transaction outside the ordinary course of its business on or prior to April 15, 2014. Goldcorp has agreed not to take up and pay for any Osisko shares under its offer until April 15, 2014.

7. Amendments to Offer Documents

The Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice of Extension and are amended to the extent necessary in order to give effect to the extension of the Expiry Time to 5:00 p.m. (Toronto time) on March 21, 2014, unless the Offer is further extended or withdrawn by Goldcorp.

Except as otherwise set forth in or amended by this Notice of Extension, the terms and conditions of the Offer and the information in the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

8. Statutory Rights

Securities legislation of the provinces and territories of Canada provides security holders of the offeree issuer with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

9. Directors’ Approval

The contents of this Notice of Extension have been approved, and the sending thereof to Osisko Shareholders has been authorized, by the Goldcorp Board of Directors.

CERTIFICATE OF GOLDCORP INC.

The foregoing, together with the Original Offer and Circular dated January 14, 2014, as previously varied by the notice of extension dated February 18, 2014, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED: March 10, 2014

(Signed) CHARLES A. JEANNES	(Signed) LINDSAY A. HALL
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

On behalf of the Board of Directors

(Signed) BEVERLEY A. BRISCOE	(Signed) DOUGLAS M. HOLTBY
Director	Director

The Dealer Managers for the Offer are:

In Canada:	In the United States:	In Canada:	In the United States:

GMP Securities L.P.	Griffiths McBurney Corp.	Scotia Capital Inc.	Scotia Capital (USA) Inc.
145 King Street West,	145 King Street West, Suite	18th Floor	One Liberty Plaza
Suite 300	300	650 West Georgia St.	25th Floor
Toronto, Ontario	Toronto, Ontario	Vancouver,	165 Broadway
M5H 1J8	M5H 1J8	British Columbia	New York, New York
		V6B 4N9	10006

Telephone: 416-943-6130	Telephone: 416-943-6643	Telephone: 604-601-1579	Telephone: 212-225-6853
Facsimile: 416-943-6134	Facsimile: 416-943-6164	Facsimile: 604-661-7496	Facsimile: 212-225-6852

The Depositary for the Offer is:

CST Trust Company

By Mail	By Registered Mail, Hand or by Courier

CST Trust Company	CST Trust Company
Attention: Corporate Actions	Attention: Corporate Actions
PO Box 1036	320 Bay Street, B1 Level
Adelaide Street Postal Station	Toronto, Ontario
Toronto, Ontario	M5H 4A6
M5C 2K4

North American Toll Free Phone:

1-800-387-0825

Outside North America, Banks and Brokers Call Collect:

+1-416-682-3860

E-mail: inquiries@canstockta.com

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokerage Firms Please Call Collect: 212-269-5550

All Others Call Toll-Free: 1-800-290-6431

Email: information@dfking.com

Any questions or requests for assistance or additional copies of the Notice of Extension, Original Offer and Circular, Letter of Transmittal or Notice of Guaranteed Delivery may be directed by Osisko Shareholders to the Depositary, the Information Agent or the Dealer Managers at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.